UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

September 22, 2016
Date of Report (Date of earliest event reported)

EVOLENT HEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-37415	32-0454912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
800 N. Glebe Road, Suite 500, Arlington, Virginia 22203
(Address of Principal Executive Office)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

As previously disclosed on the Current Report on Form 8-K filed by the Company on September 14, 2016, on September 8, 2016, Evolent Health, Inc., a Delaware corporation (the “Company”), and Evolent Health LLC, the operating subsidiary of the Company, entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives of the several underwriters listed in Schedule 1 thereto, certain affiliates of TPG Global, LLC, The Advisory Board Company, UPMC, Ptolemy Capital, LLC (the “Investor Stockholders”) and certain management selling stockholders (together with the Investor Stockholders, the “Selling Stockholders”), relating to an underwritten secondary public offering of 7,500,000 shares of Class A common stock of the Company, par value $0.01, sold by the Selling Stockholders. Pursuant to the terms of the Underwriting Agreement, the underwriters exercised in full their option to purchase 1,125,000 additional shares of Class A common stock of the Company from the Investor Stockholders (the “Overallotment Option”). The sale of the shares of the Company’s Class A common stock by the Investor Stockholders pursuant to the Overallotment Option closed on September 22, 2016.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description of Exhibit
5.1	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

By:	/s/ Jonathan Weinberg
Name:	Jonathan Weinberg
Title:	General Counsel and Secretary
(Duly Authorized Officer)

Date: September 22, 2016

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
5.1	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1)